UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 11, 2009

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Federal	000-51117	86-1127166
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana		71101
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(318) 222-1145

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (a)           Not applicable.

    (b)           Not applicable.

    (c)           Not applicable.

    (d)           Mr. James R. Barlow, President and Chief Operating Officer of the Home Federal Savings and Loan Association, was appointed to the Board of Directors of Home Federal Mutual Holding Company of Louisiana and Home Federal Bancorp, Inc. of Louisiana, the mutual holding company and mid-tier holding company for the Association, effective March 11, 2009.  No decision on committee appointments has been made. Mr. Barlow has not engaged in any transactions since July 1, 2007 with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

    (e)          Not applicable.

    (f)           Not applicable.

ITEM 5.03      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

    (a)          Effective March 11, 2009, the Board amended Section 2 of Article III of the Company’s Amended and Restated Bylaws (the “Bylaws”) to increase the number of directors  constituting the Board of Directors from nine (9) to ten (10). No other changes to the Bylaws were adopted. Section 2 of Article of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and the description of the amendment is qualified in its entity by reference to the amended Section 2 attached hereto as Exhibit 3.1 which is incorporated herein by reference.

    (b)          Not applicable.

Item 9.01         Financial Statements and Exhibits

    (a)           Not applicable.

    (b)           Not applicable.

    (c)           Not applicable.

          (d)         Exhibits.

    The following exhibit is filed herewith.

Exhibit Number	Description

3.1	Section 2, as amended, of Article III of the Company’s Amended and Restated Bylaws

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date:	March 16, 2009	By:	/s/Daniel R. Herndon
Daniel R. Herndon
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Section 2, as amended, of Article III of the Company’s Amended and Restated Bylaws